Exhibit 10.1

               COMPROMISE AND SETTLEMENT AGREEMENT

          THIS AGREEMENT made and entered into this 9th day of April, 2004, by and between Accesstel, Inc., a Utah Corporation ("Company One"), and Euro Offline, a Colorado Corporation ("Company Two");

                          WITNESSETH:

                               1.

                            Purpose

          Company One and Company Two acknowledge that there presently exists a substantial, irreconcilable dispute among them, and without admitting or acknowledging the accuracy and truthfulness of the claims of any other party, these parties have determined it to be in their mutual best interests to resolve any such dispute. Therefore, the purpose of this Agreement is to compromise and settle any and all claims or causes of action of any type or nature whatsoever or matters otherwise related to the dispute described in
Section 2 herein below, by, between and among the parties hereto and their respective successors, officers or agents, employees and stockholders.

                               2.

                      Statement of Dispute

          2.1 Company One and its president, Kevin Marion, stated that after several attempts find it impossible to audit any or all of Company Two's financials, and ascertain that any and all stated assets or liabilities are deemed immeasurable.

          2.2 Company Two has not submitted the proper filings of documentation pursuant to SEC guidelines per listing requirements.


                               3.

                      Terms of Settlement

          3.1 Company One shall make payment of $40,000 to Company Two on execution and delivery of this agreement.

          3.2 Company Two shall return 27 million shares of restricted stock back to Company One. Company One will cancel said shares and return them to the treasury.

          3.3 Company One and Cmpany Two each agree that all claims and causes related to the Statement of Dispute, whether direct or indirect, actual or apparent, related to damages for misrepresentations, omissions, losses or expenses or otherwise, are hereby compromised and settled.

          3.4 Each party hereto agrees to indemnify and hold harmless the other party hereto against and from any claims or causes brought by any successor, director, officer, agent, employee, stockholder or debtor, creditor or professional of any party who makes any claims or attempts to make any claims for any cause against any other party hereto based upon or arising out of the dispute described herein.

                               4.
                        Change of Facts

          Each of the parties hereto acknowledges that to the best of its personal knowledge and belief, the facts and circumstances as known to each under which this Agreement has been executed and entered into are true, accurate and complete in all material respects, and each party further acknowledges that such facts or circumstances may in the future prove to be different, and each assumes the risk of any such facts or circumstances proving to be otherwise than those understood at the time of the execution of this Agreement.

                                   Accesstel, Inc.


Date: 4/9/04                       By:/s/Kevin Marion
                                      Kevin Marion, President


                                   Euro Offline


Date: 4/9/04                       By:/s/Randall L. Middleton
                                         Randall L. Middleton, President



                                   By:/s/Thomas Rowan
                                         Thomas Rowan, Secretary
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